1 April 2026 1Q26 Update (Nasdaq: BHRB)

2 Cautionary Statement Regarding Forward-Looking Information Cautionary Note regarding Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert regarding the merger of LINK with and into Burke & Herbert announced on December 18, 2025 (the “proposed transaction”), revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts. Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction. Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert does not assume any duty, and does not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert . Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and are subject to significant risks and uncertainties outside of its control . Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and LINK; the outcome of any legal proceedings that may be instituted against Burke & Herbert or LINK; the possibility that the proposed transaction will not close due to a failure to meet customary conditions to the closing; the ability of Burke & Herbert and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LINK do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LINK’s operations and those of Burke & Herbert;

3 Cautionary Statement Regarding Forward-Looking Information such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of global macroeconomic conditions and changes in general economic, political and market factors on the proposed transaction or our operations generally (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, changes in interest rates, market volatility and monetary fluctuations, and changes in federal government policies and practices, including the impact with respect to spending on industries concentrated in our market area, as well as the impact from tariffs on the markets we serve; increased competition; changes in consumer confidence and demand for financial services, including changes in consumer borrowing, repayment, investment, and deposit practices; changes in asset quality and credit risk; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the impact, extent and timing of technological changes; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; the effects of any cybersecurity breaches or events; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts and tensions, or public health events (such as pandemics), and of governmental and societal responses thereto; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Burke & Herbert’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports Burke & Herbert files with the SEC. Non-GAAP Financial Measures This presentation contains certain financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Such non-GAAP financial measures may include the following: fully tax-equivalent net interest margin, core operating earnings, core net income, tangible book value per common share, total risk-based capital ratio, tier one leverage ratio, tier one capital ratio, and the tangible common equity to tangible assets ratio. Management uses these non-GAAP financial measures to assess the performance of the Company’s core business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about the Company to assist investors in evaluating operating results, financial strength, and capitalization. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant charges for credit costs and other factors. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The computations of the non-GAAP financial measures used in this presentation are referenced in a footnote or in the appendix to this presentation.

4 Introduction • Thank you for your interest in Burke & Herbert Financial Services Corp., and its wholly owned subsidiary Burke & Herbert Bank & Trust Company. As a community banking institution, we are headquartered in Old Town Alexandria, Virginia, and have served the banking, borrowing, and investing needs of businesses, organizations, families, and individuals since 1852. • As a true community bank, we are deeply tied to the people, neighborhoods, and institutions where we live and work. Our employees form a diverse, dedicated, close-knit team that upholds a culture of customer service and forges strong and lasting relationships with our customers and shared communities. We are selective in our hiring, proud of the caliber of our people, and encourage a collegial environment in which each individual feels valued. • We strive to be your quintessential community bank that delivers extraordinary experiences and top-quartile results, while staying true to our values and remaining focused on what we can control. • On April 13, 2026, we announced receipt of all required regulatory approvals or waivers necessary to complete a previously announced merger with LINKBANCORP, Inc., with an expected closing on May 1, 2026, pending satisfaction of customary closing conditions. When and if the pending transaction is completed, the combined organization will create a financial holding company with approximately $11 billion in assets and more than 100 locations across Delaware, Kentucky, Maryland, Pennsylvania, Virginia, and West Virginia, with more than 1,000 employees serving our communities.

5 Overview Headquarters: Alexandria, VA Corporate Centers: Kingstowne, VA Moorefield, WV 173 Years Providing Service Beyond Expectations More than 75 locations across 5 states Total Assets $7.9 Billion Total Gross Loans $5.4 Billion Total Deposits $6.3 Billion Return on Average Assets 1.39% Return on Average Equity 12.62% Financial results as of or for the quarter ended Mar. 31, 2026; returns are annualized

6 Core Values Driven by our values, we endeavor to be your quintessential community bank — delivering service beyond expectations Serve & Lead We are dedicated to serving our customers and our teams, leading with quiet confidence and integrity to inspire the trust of all those we serve. Deliver More We're driven to go above and beyond, continually innovating and improving on how we deliver the best possible experiences and outcomes for all those we serve. Elevate Everyone We embrace our differences and respect everyone's unique contributions. We seek to empower individuals through our actions and words because we believe that when one succeeds, we all succeed. Always Invested We take ownership and responsibility for our work and are invested in the long-term success of our customers, colleagues, and communities.

7 Investment Strategy Unmatched Legacy & Reputation Strong & Consistent Financial Performance Market Leadership in a High-Growth Region Community Banking with a Competitive Edge • Oldest continuously operated bank in Virginia with 170+ years of trust • Multi-generational customer relationships, deeply imbedded in the community • Publicly traded, yet maintains a family-owned culture with a long-term view • Well-capitalized and resilient with low earnings volatility across economic cycles • Desired moderate risk profile with a fortress balance sheet • Stable deposit base with loyal customer retention • Our goal is to consistently deliver top quartile returns relative to our peers • Headquartered in historic Alexandria, VA, a prime location in the D.C. metro area • Strong presence in Northern VA’s affluent, high-income markets • Significant M&A and organic opportunities for deeper market penetration • Relationship-driven banking model vs. larger impersonal regional and super- regional banks • Faster, local decision-making for businesses and individuals • Longstanding trust gives us a competitive edge in our markets • A seasoned management team with large bank experience Future Growth and Innovation – Three Pillars of our Strategic Plan Continue to Maintain & Expand Our Trusted Advisor Relationship Model Expand Existing Markets & Pursue New Market Opportunities Deliver our Full Suite of Market Expected Products & Services

8 1Q26 At a Glance Highlights Built for the Long-Term $27.3 million Net Income $1.79 Diluted Earnings per Share (EPS) 4.09% Net Interest Margin1 1.26% Allowance Coverage Ratio 16.52% Total Risk-Based Capital Ratio2 (1) Net interest margin and tangible book value are non-GAAP financial measures (see Appendix) (2) Estimated (3) Change from 4Q24 to 1Q26 • Our objective is to build and maintain a fortress balance sheet - Maintain credit discipline through the cycle - Ensure proper allowances for credit losses - Stay liquid and have multiple sources of liquidity - Manage capital for the long term - Stress test the balance sheet for severe shocks - Maintain relatively neutral interest rate position - Continually improve risk, governance, and controls - Operate an effective risk-adjusted return culture Loan to Deposit Ratio 85.4% Uninsured Deposit % 32.5% Efficiency Ratio 60.7% Book Value $56.77 per common share Tangible Book Value1 $51.83 per common share Tangible Book Value1Growth3 +23.2% Financial results as of or for the quarter ended Mar. 31, 2026

9 Loan Portfolio as of 1Q26 ($ in 000s) Residential $1,128,740 Owner-Occupied CRE $579,365 Commercial & Industrial $504,229 AD&C $352,686 Consumer $32,801 Commercial Real Estate $2,806,846 Loans, gross $5,404,667 Loan Segment Adjustable Rate Fixed Rate Commercial Real Estate $ 1,258,183 $ 1,548,663 Residential 524,515 604,225 Owner-occupied CRE 308,404 270,961 AD&C 245,713 106,973 Commercial & Industrial 328,021 176,208 Consumer 4,025 28,776 $ 2,668,861 $ 2,735,806 Commercial Real Estate Category $ by Asset Class % by Asset Class Retail Real Estate $ 601,129 21% Office Bldgs. / Condos 522,984 19% Multi-Family 464,716 17% Hotels / Motels 371,922 13% Industrial / Warehouse 288,313 10% Other 263,151 10% Self-Storage 119,316 4% Nursing-Assisted Living 111,260 4% Restaurants and Gas Stations 64,055 2% $ 2,806,846 100% 1Q26 Highlights • The commercial real estate (CRE) portfolio is well-diversified across asset classes: - CRE + AD&C as a percentage of Bank total risk-based capital is estimated at 310% - AD&C as a percentage of Bank total risk-based capital is estimated at 35% • The CRE loan portfolio geographic footprint is spread across the West Virginia and greater DC / Maryland / Virginia (DMV) area with minimal office building exposure within Washington, D.C. • In line with our overall strategy, we are focused on commercial & industrial loan growth and greater portfolio granularity

10 Security Portfolio as of 1Q26 ($ in 000s) U.S Treasury & Agency $149,463 Municipal $990,269 Agency RMBS $57,375 Non-Agency RMBS $372,486 Agency CMBS $71,684 Non-Agency CMBS $98,377 Asset-Backed $50,300 Other $36,083 AFS Portfolio FV $1,826,037 Unrealized losses (net of taxes) impacts book value by $4.43 per common share Category Net Unrealized Losses Amortized Cost WA Yield U.S. Treasury & Agency $ 9,270 $ 158,733 1.34% Municipal 63,889 1,054,158 3.22% Agency RMBS 2,633 60,008 3.76% Non-Agency RMBS 6,915 379,401 4.20% Agency CMBS 781 72,465 4.89% Non-Agency CMBS 1,687 100,064 4.58% Asset-Backed 432 50,732 4.88% Other 871 36,954 6.84% $ 86,478 $ 1,912,515 3.52% 1Q26 Highlights • Portfolio duration is approximately 4.57 years • 77% of unrealized losses have a duration of approximately 5.8 years; remainder less than 2.3 years • Unrealized losses are the result of the interest rate environment • AOCI accretion is expected to be approximately 5.6% per quarter assuming a stagnant interest rate environment • The current portfolio is held as available-for-sale, and there is no intent to reclassify any part • Majority of non-agency CMBS and ABS are equity enhanced through structure and credit support

11 Funding Sources as of 1Q26 ($ in 000s) Demand (non- interest) $1,367,050 Demand (interest) $2,243,090 Money Market & Savings $1,701,707 Brokered CDs $3,431 Time Deposits & Other $1,016,987 Deposits $6,332,265 Short-term borrowings total $525 million with total unused borrowing capacity1 of $4.7 billion Short-term borrowings average rate for 1Q26 was 3.78% Category Average Rate QTD Demand (non-interest bearing) − % Demand (interest bearing) 1.98 % Money Market & Savings 1.83 % Brokered CDs & Time Deposits 3.11 % Total Interest-Bearing Deposits 2.16 % Total Deposits 1.71% 1Q26 Highlights • Loan-to-deposit ratio of 85.4% • Brokered deposits represent 0.1% of total deposits • Uninsured deposits totaled $2.06 billion, representing 32.5% of total deposit balance • Stress tests are performed on liquidity and capital on a quarterly basis • We believe we have ample liquidity to withstand significant stress (1) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.

12 12.6% 13.2% 13.9% 14.2% 2Q25 3Q25 4Q25 1Q26 Tier 1 Capital Ratio Capital Ratio Trends1 12.2% 12.8% 13.5% 13.8% 2Q25 3Q25 4Q25 1Q26 Common Equity Tier 1 Ratio 15.3% 15.4% 16.2% 16.5% 2Q25 3Q25 4Q25 1Q26 Total Capital Ratio 10.4% 10.7% 10.9% 11.3% 2Q25 3Q25 4Q25 1Q26 Leverage Ratio Capital Management • We take a forward-looking, disciplined approach to capital management that emphasizes acceptable risk-adjusted returns over the long-term • Our capital management priorities include - Supporting customers - Funding business investments - Maintaining appropriate capital in light of economic conditions and regulatory expectations - Returning excess capital to shareholders • Modeled stress scenarios include evaluating the impact of deposit shocks, interest rate scenarios, and general balance sheet repositioning • Stress scenarios result in capital levels well above well-capitalized levels (1) All 1Q26 capital ratios are estimated. The Company redeemed $30 million of subordinated debt on September 30, 2025.

13 Asset Quality Trends 1.20% 1.22% 1.26% 1.26% 2Q25 3Q25 4Q25 1Q26 Allowance Coverage Ratio 8.6 1.6 (0.6) 0.6 2Q25 3Q25 4Q25 1Q26 NCOs / Average Loans (annualized) in bps 78.63% 75.92% 91.36% 86.50% 2Q25 3Q25 4Q25 1Q26 Allowance for Credit Losses / NPLs 1.53% 1.60% 1.38% 1.45% 2Q25 3Q25 4Q25 1Q26 NPLs / Total Loans Credit Management • Our objective is to maintain a moderate risk profile through the economic cycle • Credit risk management is embedded in our risk culture and in our decision-making processes - Managed through specific policies and processes - Measured and evaluated against our risk appetite and credit concentration limits - Reported, along with specific mitigation activities, to management and the Board of Directors through our governance structure • Loan reviews include ongoing monitoring procedures that involve additional stress testing of interest rate movements and collateral performance

14 Final Thoughts • Our business model is built on customer service and is designed to consistently deliver top quartile returns relative to our peers • Our approach is concentrated on growing and deepening relationships across our businesses that meet our risk/return measures • We are focused on our strategic priorities which are designed to enhance value over the long term - Being a trusted advisor - Growing fee revenue - Profitably expanding our markets • We take the long-view and maintain a moderate risk profile through the economic cycle

15 Appendix: Income Statement and Per Share Information Income Statement ($ in 000s) March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Per common share information Basic earnings $ 1.80 $ 2.00 $ 1.98 $ 1.98 $ 1.80 Diluted earnings 1.79 1.98 1.97 1.97 1.80 Cash dividends 0.55 0.55 0.55 0.55 0.55 Book value 56.77 56.18 54.02 51.28 49.90 Tangible book value 51.83 51.13 48.72 45.73 44.17 Interest income $ 105,456 $ 111,140 $ 111,209 $ 111,858 $ 110,786 Interest expense 33,613 36,218 37,439 37,625 37,799 Noninterest income 12,853 11,625 11,585 12,877 10,023 Total revenue (non-GAAP) 84,696 86,547 85,355 87,110 83,010 Noninterest expense 51,381 48,500 48,092 49,305 49,664 Pretax, pre-provision earnings (non-GAAP) 33,315 38,047 37,263 37,805 33,346 Provision for (recapture of) credit loss 12 136 262 624 501 Income (loss) before income taxes 33,303 37,911 37,001 37,181 32,845 Income tax expense (benefit) 5,954 7,667 7,037 7,284 5,644 Net income (loss) 27,349 30,244 29,964 29,897 27,201 Preferred stock dividends 225 225 225 225 225 Net income (loss) applicable to common shares $ 27,124 $ 30,019 $ 29,739 $ 29,672 $ 26,976

Appendix: Balance Sheet Trends

Balance Sheet (at period end), $ in 000s	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	March 31, 2025
Assets	$ 7,927,711	$ 7,920,626	$ 7,889,037	$ 8,053,084	$ 7,838,090
Average interest-earning assets	7,279,297	7,363,743	7,308,536	7,248,238	7,171,931
Loans (gross)	5,404,667	5,387,676	5,559,479	5,590,457	5,647,507
Loans (net)	5,336,712	5,319,853	5,491,875	5,523,201	5,579,754
Securities, available-for-sale, at fair value	1,826,037	1,615,954	1,598,407	1,522,611	1,436,869
Intangible assets	38,064	41,747	45,431	49,114	53,002
Goodwill	36,253	34,149	34,149	34,149	32,842
Non-interest bearing deposits	1,367,050	1,336,380	1,358,250	1,363,617	1,382,427
Interest-bearing deposits	4,965,215	5,067,561	5,053,802	5,027,357	5,159,444
Deposits, total	6,332,265	6,403,941	6,412,052	6,390,974	6,541,871
Brokered deposits	3,431	64,410	124,386	132,098	246,902
Uninsured deposits	2,060,145	2,057,873	2,022,739	1,963,566	1,943,227
Short-term borrowings	525,000	450,000	450,000	650,000	300,000
Subordinated debt, net	88,841	87,490	86,110	114,692	113,289
Unused borrowing capacity	4,683,943	4,556,923	4,153,137	4,075,313	4,082,879
Total equity	864,504	854,649	822,231	780,018	758,000
Total common equity	854,091	844,236	811,818	769,605	747,587
Accumulated other comprehensive income (loss)	(69,002)	(58,960)	(68,454)	(87,854)	(88,024)

Burke&Herbert
Financial Services Corp.

16

17 Appendix: Notes on Non-GAAP Financial Measures Total Common Equity, Tangible Book Value, & Tangible Assets: Tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity. March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Common Shareholders’ Equity $ 854,091 $ 844,236 $ 811,818 $ 769,605 $ 747,587 Less: Goodwill and intangible assets, net 74,317 75,896 79,580 83,263 85,844 Tangible common equity (non- GAAP) 779,774 768,340 732,238 686,342 661,743 Shares outstanding at end of period 15,045,941 15,028,524 15,028,524 15,007,712 14,982,807 Tangible book value per common share $ 51.83 $ 51.13 $ 48.72 $ 45.73 $ 44.17 Total Assets 7,927,711 7,920,626 7,889,037 8,053,084 7,838,090 Less: Goodwill and Intangible assets, net 74,317 75,896 79,580 83,263 85,844 Tangible assets (non-GAAP) $ 7,853,394 $ 7,844,730 $ 7,809,457 $ 7,969,821 $ 7,752,246

18 Appendix: Notes on Non-GAAP Financial Measures Total Revenue: Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period. March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Interest income $ 105,456 $ 111,140 $ 111,209 $ 111,858 $ 110,786 Interest expense 33,613 36,218 37,439 37,625 37,799 Non-interest income 12,853 11,625 11,585 12,877 10,023 Total revenue (non-GAAP) $ 84,696 $ 86,547 $ 85,355 $ 87,110 $ 83,010

19 Appendix: Notes on Non-GAAP Financial Measures Net Interest Margin: The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Net interest income $ 71,843 $ 74,922 $ 73,770 $ 74,233 $ 72,987 Taxable-equivalent adjustments 1,628 1,420 1,305 1,059 881 Net interest income (Fully Taxable-Equivalent - FTE) $ 73,471 $ 76,342 $ 75,075 $ 75,292 $ 73,868 Average interest-earning assets $ 7,279,297 $ 7,363,743 $ 7,308,536 $ 7,248,238 $ 7,171,931 Net interest margin (non-GAAP) 4.09% 4.11% 4.08% 4.17% 4.18%

20 Appendix: Notes on Non-GAAP Financial Measures Return and Adjusted Return on Average Tangible Common Equity and Average Assets: In management’s view, adjusted return on average common equity, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted return on average assets are performance metrics that may be meaningful to the Company, as well as analysts and investors, in evaluating the Company’s profitability and efficiency in deploying capital and assets and in facilitating comparisons with peers. These non-GAAP measures provide additional insight into the Company’s underlying operating performance by focusing on returns generated from common equity, tangible common equity, and total assets, as applicable. The adjusted measures exclude the after-tax effect of one-time merger-related expenses, which management believes enhances period-to-period comparability and provides a more representative view of the Company’s ongoing earnings performance. Return on average tangible common equity measures further isolate performance attributable to tangible capital by excluding the impact of intangible assets, while return on average assets reflects the Company’s effectiveness in generating earnings from its overall asset base. Management believes these measures, when considered together and alongside GAAP results, provide useful supplemental information for assessing profitability, capital efficiency, and operating trends.

21 Appendix: Notes on Non-GAAP Financial Measures March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Average common shareholders' equity $ 861,274 $ 832,411 $ 782,577 $ 757,354 $ 740,417 Average goodwill and other intangibles (76,923) (79,338) (83,079) (85,562) (88,899) Average deferred tax liabilities on goodwill and other intangibles 8,602 9,382 9,787 10,567 11,389 Average tangible common equity (non-GAAP) $ 792,953 $ 762,455 $ 709,285 $ 682,359 $ 662,907 Average total assets $ 7,913,098 $ 7,979,528 $ 7,890,929 $ 7,864,185 $ 7,768,738 Average goodwill and other intangibles (76,923) (79,338) (83,079) (85,562) (88,899) Average deferred tax liabilities on goodwill and other intangibles 8,602 9,382 9,787 10,567 11,389 Average tangible total assets (non-GAAP) $ 7,844,777 $ 7,909,572 $ 7,817,637 $ 7,789,190 $ 7,691,228 Net income applicable to common shareholders $ 27,124 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Operating net income applicable to common shareholders (non- GAAP) $ 28,238 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Annualized return on average common equity 12.77% 14.31% 15.08% 15.71% 14.78% Annualized adjusted return on average common equity (non-GAAP) 13.30% 14.31% 15.08% 15.71% 14.78% Annualized return on average tangible common equity (non-GAAP) 13.87% 15.62% 16.63% 17.44% 16.50% Annualized adjusted return on average tangible common equity 14.44% 15.62% 16.63% 17.44% 16.50% Annualized return on average assets 1.39% 1.49% 1.50% 1.51% 1.41% Annualized adjusted return on average assets (non-GAAP) 1.45% 1.49% 1.50% 1.51% 1.41%

22 Appendix: Notes on Non-GAAP Financial Measures Operating net income, adjusted diluted EPS, and adjusted non-interest expense: Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items such as merger-related expenses. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items, such as merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items. March 31, Dec. 31, Sept. 30, June 30, March 31, 2026 2025 2025 2025 2025 Net income applicable to common shares $ 27,124 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Add back significant items (tax effected): Merger-related 1,114 - - - - Total significant items 1,114 - - - - Operating net income $ 28,238 $ 30,019 $ 29,739 $ 29,672 $ 26,976 Weighted average dilutive shares 15,131,481 15,139,792 15,112,413 15,023,807 15,026,376 Adjusted diluted EPS $ 1.87 $ 1.98 $ 1.97 $ 1.97 $ 1.80 Non-interest expense $ 51,381 $ 48,500 $ 48,092 $ 49,305 $ 49,664 Remove significant items: Merger-related 1,410 - - - - Total significant items 1,410 - - - - Adjusted non-interest expense $ 49,971 $ 48,500 $ 48,092 $ 49,305 $ 49,664